Exhibit 99.1

KCSA
PUBLIC RELATIONS
WORLDWIDE                                                                  NEWS
-------------------------------------------------------------------------------
Public & Investor Relations, Corporate & Marketing Communications



FOR:          SIX FLAGS, INC.

CONTACT:      Jim Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY  10168
              (212) 599-4693

KCSA:         Sarah Shepard/Joseph A. Mansi
CONTACT:      (212) 682-6300 ext.  226/205
              www.kcsa.com


                    SIX FLAGS SUBSIDIARY ACHIEVES CONSENT IN
                        SOLICITATION FOR ITS SENIOR NOTES

NEW YORK, February 14, 2001 - Six Flags, Inc., (NYSE: PKS) announced today that,

as of 5:00 p.m., New York City time, on February 9, 2001, the consent solicitation relating to the 9-3/4% Senior Notes due 2007 of its primary operating subsidiary, Six Flags Operations Inc., had expired. As of such time,

Six Flags Operations had received tenders of Notes and related consents from holders of 99.6% of the $125 million outstanding Notes pursuant to the Offer to

Purchase and Consent Solicitation Statement dated January 29, 2001 and the related Consent and Letter of Transmittal. The consents were being solicited to effect certain amendments to the indenture governing the notes. Six Flags

Operations, its subsidiaries that are guarantors and the trustee under the indenture executed and delivered a supplemental indenture containing the amendments. The amendments will not become operative until the Notes are accepted for purchase in accordance with the terms of the tender offer. If the amendments become operative, holders of all



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SIX FLAGS/2


untendered Notes will be bound thereby. As previously announced, the tender offer will expire at 5:00 p.m., New York City time, on February 27, 2001, unless extended by Six Flags Operations.


           Six Flags intends to finance the tender offer and consent

solicitation with a portion of the proceeds from its recent offering of $375 million principal amount of its 9-1/2% senior notes due 2009, pursuant to Rule

144A and Regulation S under the Securities Act of 1933, as amended. The balance of the net proceeds of the offering has been used to repay outstanding indebtedness. The securities issued in the offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United

States, except pursuant to an applicable exemption from such registration requirements.


           Six Flags retained Lehman Brothers to serve as the Dealer Manager and Solicitation Agent for the tender offer and the consent solicitation.

Requests for documents may be directed to D.F. King & Co., Inc., the Information

Agent at (800) 431-9643. Questions regarding the tender and consent solicitation may be directed to Lehman Brothers, at (800) 438-3242 (toll-free).


           Six Flags, Inc. is the world's largest regional theme park company,

with thirty-eight parks in markets throughout North America and Europe.


                                      # # #

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the 9-3/4% Senior Notes. The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated January 29, 2001.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.


This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kcsa.com

Contact:
--------
Six Flags, Inc.
Jim Dannhauser, 212/599-4693
    or
KCSA, New York
Sarah Shepard, 212/896-1236
Joseph A. Mansi, 212/896-1205

sshepard@kcsa.com
jmansi@kcsa.com
www.kcsa.com